Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•

FOR IMMEDIATE RELEASE APRIL 17, 2017	For Further Information:
Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON ANNOUNCES RETIREMENT OF ROBERT G. FERGUS, VICE PRESIDENT, MANUFACTURING

TULSA, OK, April 17, 2017 - AAON, INC. (NASDAQ-AAON). On April 11, 2017, Robert G. Fergus notified AAON, Inc. (the "Company") of his intent to retire as Vice President, Manufacturing, effective April 27, 2017.
Norman H. Asbjornson, CEO of the Company stated, “Please join me in thanking Bob for his many years of service with our Company. We congratulate him on his well-deserved retirement and wish him many more years of good health and happiness.”
Mr. Fergus's duties will be reallocated to Mikel D. Crews, Vice President of Operations, an officer of the Company, and Hunter Mattocks, Director of Manufacturing, a member of the senior leadership team of the Company, as well as other Company personnel.
AAON, Inc. is a manufacturer of air conditioning and heating equipment consisting of rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, self-contained units and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its “semi-custom” product lines, which offer the customer value, quality, function, serviceability and efficiency.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.